Exhibit 99.1

NeurAxis Inc. Announces Strong Preliminary Unaudited Fourth Quarter 2024 Results; Revenues Increased 50% Year-Over-Year

●	Revenues in 4Q24 increased approximately 50% versus 4Q23

●	Cash balance as of 12/31/24 was approximately $3.7 million

Carmel, Ind., (January 8, 2025) (GLOBE NEWSWIRE) – NeurAxis, Inc. (“NeurAxis,” or the “Company”) (NYSE American: NRXS), a medical technology company commercializing neuromodulation therapies addressing chronic and debilitating conditions in children and adults, today announced preliminary, unaudited revenues for the three and twelve months ended December 31, 2024. Revenues for 4Q24 were approximately $800 thousand, an increase of 50% compared to 4Q23. Revenues for FY2024 were approximately $2.7 million, an increase of 11% compared to FY2023. The Company had a cash balance of approximately $3.7 million as of 12/31/24.

Brian Carrico, Chief Executive officer of NeurAxis commented: “We are pleased with our continued strong revenue growth in 4Q24. Our revenues increased approximately 50% in 4Q24, an acceleration compared to the 40% growth we achieved in 3Q24. In 2024, we successfully achieved our growth objectives for IB-Stim, building on the foundation that robust, peer-reviewed data, drives insurance expansion, fostering sustainable revenue and margin growth. Our Percutaneous Electrical Nerve Field Stimulation (PENFS) technology is now supported by 16 peer-reviewed studies conducted in leading U.S. children’s hospitals. These publications have significantly expanded insurance coverage to approximately 45 million lives, a substantial increase from 4 million just a year ago. This broader coverage contributed to the strong revenue growth in the second half of 2024.”

We expect continued robust revenue growth in 2025 and beyond, driven by expanding insurance coverage policy, the recently announced FDA 510(k) clearance for an expanded indication of IB-Stim that now includes patients aged 8 to 21 years, compared to the previous range of 11 to 18 years, as well as new Category I Current Procedural Terminology (CPT) code for PENFS procedures. In addition, in 1Q25, we will begin the commercialization of our Rectal Expulsion Device (RED), which recently received FDA approval.

Importantly, we believe we are well positioned to achieve our near-term growth objectives with our strengthened balance sheet, including reaching cash flow breakeven. Our focus remains on strong growth combined with a prudent expense structure, which should result in shareholder value.”

About NeurAxis, Inc.

NeurAxis, Inc., is a medical technology company focused on neuromodulation therapies to address chronic and debilitating conditions in children and adults. NeurAxis is dedicated to advancing science and leveraging evidence-based medicine to drive the adoption of its IB-Stim™ therapy, which is its proprietary Percutaneous Electrical Nerve Field Stimulation (PENFS) technology, by the medical, scientific, and patient communities. IB-Stim™ is FDA-cleared for functional abdominal pain associated with irritable bowel syndrome (IBS) in adolescents 11-18 years old. Additional clinical trials of PENFS in multiple pediatric and adult conditions with large unmet healthcare needs are underway. For more information, please visit http://neuraxis.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. There are a number of important factors that could cause actual results, developments, business decisions or other events to differ materially from those contemplated by the forward-looking statements in this press release. These factors include, among other things, the conditions in the U.S. and global economy, the trading price and volatility of the Company’s stock, public health issues or other events, the Company’s compliance with applicable laws, the results of the Company’s clinical trials and perceptions thereof, the results of submissions to the FDA, the results of the shareholder vote to enable the issuance of the Preferred Stock, and factors described in the Risk Factors section of NeurAxis’s public filings with the Securities and Exchange Commission (SEC). Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable law, the Company undertakes no obligation to update or revise these statements, whether as a result of any new information, future events and developments or otherwise.

Contacts:

Company

NeurAxis, Inc.

info@neuraxis.com

Investor Relations

Lytham Partners

Ben Shamsian

646-829-9701

shamsian@lythampartners.com